Exhibit 4.7

NUMBER	UNITS
CERT. ****	********

SEE REVERSE FOR CERTAIN DEFINITIONS

ADOMANI, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP [—]

 UNITS EACH CONSISTING OF ONE SHARE OF COMMON STOCK AND

ONE WARRANT TO PURCHASE 1.5 SHARES OF COMMON STOCK

THIS CERTIFIES THAT [—] is the owner of [—] Units.

Each Unit (“Unit”) consists of one (1) share of common stock, $0.0001 par value per share (“Common Stock”), of ADOMANI, Inc., a company incorporated under the laws of Delaware (the “Company”), and a warrant (each, a “Warrant”), with an estimated exercise price of $[●] to purchase 1.5 shares of our common stock. Each Warrant becomes exercisable during the period commencing on [—], 2018 and ending at 5:00 p.m. New York City time on [●], 2023. The terms and provisions of the Warrant included herein shall in all respects be subject to the Common Stock Purchase Warrant certificate issued to the holder, as the same may be corrected, supplemented or amended from time to time. The Common Stock and Warrants are immediately separable.

This Unit Certificate shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflicts of laws principles thereof.

This Unit Certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile signature of its duly authorized officers.

By		By
	James L. Reynolds		Michael K. Menerey
	Chairman, President and Chief Executive Officer		Chief Financial Officer and Treasurer

ADOMANI, INC.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT – under Uniform Gifts to Minors Act

Additional Abbreviations may also be used though not in the above list.

For value received, ____________________________________________ hereby sell, assign and transfer unto ___________________________________________________.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________ Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

_________________ Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated

(SIGNATURE)

Notice:	The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

Signature(s) Guaranteed By:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).